Calculation of Filing Fee Tables
S-8
Hamilton Lane INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share	Other	5,000,000	$ 150.105	$ 750,525,000.00	0.0001476	$ 110,777.49
Total Offering Amounts:						$ 750,525,000.00		$ 110,777.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 110,777.49
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 shall also cover any additional shares of the Class A common stock of Hamilton Lane Incorporated (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's Class A common stock. The Registrant has estimated the proposed maximum offering price per unit solely for the purpose of calculating the registration fee, and the estimated proposed maximum offering price per unit is computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act using the average of the high and low sale prices of the Class A common stock on August 29, 2024, as reported on The Nasdaq Stock Exchange.